As filed with the Securities and Exchange Commission on June 21, 2023 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Moleculin Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-4671997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5300 Memorial Drive, Suite 950	77007
Houston, Texas	(Zip Code)
(Address of Principal Executive Offices)

Moleculin Biotech, Inc. 2015 Stock Plan (as amended)

(Full title of the plans)

Walter V. Klemp, Chief Executive Officer

5300 Memorial Drive, Suite 950

Houston, Texas 77007

(Name and address of agent for service)

Copies to:

Cavas S. Pavri, Esq.

ArentFox Schiff LLP

1717 K Street, NW

Washington, DC 20006

(202) 724-6847

Facsimile: (202) 778-6460

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Moleculin Biotech, Inc. (the “Company”) on Form S-8 relating to the same employee benefit plan is effective. This Registration Statement registers an additional 1,750,000 shares of common stock of the Company to be issued pursuant to the Company’s 2015 Stock Plan, as amended (the “Equity Plan”). The contents of the previous Registration Statements on Form S-8 filed by us with the SEC for the Equity Plan on July 21, 2016 (file no. 333-212619); June 27, 2018 (file no. 333-225867); August 21, 2020 (file no. 333-248240); and July 19, 2022 (file no. 333-266225), including any amendments thereto, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

(a)    The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (filed on March 22, 2023);

(b)    The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (filed on May 10, 2023);

(c)    The Company’s Current Reports on Form 8-K filed on February 3, 2023; May 5, 2023; May 26, 2023 (as amended on June 16, 2023); and June 13, 2023;

(d)    The Company’s Definitive Proxy Statement on Schedule 14A filed on April 13, 2023; and

(e)    The description of our common stock, par value $0.001 per share contained in our Registration Statement on Form 8-A, dated and filed with the SEC on April 28, 2016, and any amendment or report filed with the SEC for the purpose of updating the description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of Moleculin Biotech, Inc. (incorporated by reference to exhibit 3.1 of the Form S-1/A filed March 21, 2016)
4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Moleculin Biotech, Inc. (incorporated by reference to Exhibit 3.1 of the Form 8-K filed May 24, 2019)
4.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Moleculin Biotech, Inc. (incorporated by reference to Exhibit 3.1 of the Form 8-K filed January 29, 2021)
4.4	Amended and Restated Bylaws of Moleculin Biotech., Inc. (incorporated by reference to exhibit 3.1 of the Form 8-K filed December 17, 2021)
4.5#	2015 Stock Plan of Moleculin Biotech, Inc., as amended, and forms of award agreements thereunder
5#	Opinion of ArentFox Schiff LLP
23.1#	Consent of Grant Thornton, LLP
23.2#	Consent of ArentFox Schiff LLP (included in Exhibit 5)
24	Power of Attorney (included in the signature pages of this Registration Statement)
107#	Filing Fee Table

#	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on June 21, 2023.

MOLECULIN BIOTECH, INC.

By:	/s/ Walter V. Klemp
Walter V. Klemp
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Walter V. Klemp and Jonathan P. Foster, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Walter V. Klemp
Walter V. Klemp	Chief Executive Officer, President and Director	June 21, 2023
(Principal Executive Officer)
/s/ Jonathan P. Foster
Jonathan P. Foster	Chief Financial Officer and Executive Vice President	June 21, 2023
(Principal Financial Officer and Principal Accounting Officer)
/s/ Robert George
Robert George	Director	June 21, 2023

/s/ Michael Cannon
Michael Cannon	Director	June 21, 2023

/s/ John Climaco
John Climaco	Director	June 21, 2023

/s/ Elizabeth Cermak
Elizabeth Cermak	Director	June 21, 2023

/s/ Joy Yan
Joy Yan	Director	June 21, 2023